Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration
Number	Description of Registration Statement	Filing Date
33‑56735	Registration Statement of Carlisle Companies Incorporated—Form S‑3	December 5, 1994

33‑56737	Carlisle Companies Incorporated Executive Incentive Program—Form S‑8	December 5, 1994

33‑28052	Carlisle Companies Incorporated Executive Long‑Term Incentive Program—Form S‑8	April 20, 1988

333‑52411	Carlisle Companies Incorporated Executive Incentive Program—Form S‑8	May 12, 1998

333‑49742	Carlisle Companies Incorporated Executive Incentive Program—Form S‑8	November 13, 2000

333‑99261	Carlisle Companies Incorporated Non‑Employee Directors Stock Option Plan—Form S‑8	September 6, 2002

333‑170980	Registration Statement of Carlisle Companies Incorporated—Form S‑3	December 6, 2010

333‑178776	Carlisle Companies Incorporated Executive Incentive Program—Form S‑8	December 28, 2011

333‑193050	Carlisle Companies Incorporated Executive Incentive Program—Form S‑8	December 23, 2013

333‑207563	Carlisle Companies Incorporated Incentive Compensation Program—Form S‑8	October 22, 2015

of our reports dated February 13, 2017, with respect to the consolidated financial statements of Carlisle Companies Incorporated, and the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated, included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Phoenix, Arizona

February 13, 2017